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                                                                   EXHIBIT 10.43

                               AUTOWEB.COM, INC.
                         CHANGE OF CONTROL BENEFIT PLAN


SECTION 1: PURPOSES

      The purposes of the Plan are to assure the Company that it will have the continued dedication of, and the availability of objective advice and counsel from, key employees notwithstanding the possibility, threat or occurrence of a Change of Control and to provide Participants with compensation described herein in the event of their termination of employment with the Company under the circumstances described herein.


SECTION 2: DEFINITIONS

      "BASE SALARY" means the Participant's annual base salary rate immediately preceding a Change of Control and as it may thereafter be increased, but determined, for purposes of this Plan, without regard to any reduction thereto constituting Good Reason.

      "BOARD OF DIRECTORS" means the Board of Directors of the Company.

      "CAUSE" means the commission of an act of theft, embezzlement, fraud or dishonesty or a breach of fiduciary duty to the Company or an entity that controls, is controlled by, or is under common control with, the Company.

      "CHANGE OF CONTROL" means

      (A) The acquisition by any Person (as hereinafter defined) of Beneficial Ownership (as hereinafter defined) of 50% or more of either (x) the then outstanding Stock (the "Outstanding Company Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided that, for purposes of this subsection (A), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control with, the Company or (IV) any acquisition by any Person pursuant to a transaction which complies with clauses (I), (II) and (III) of subsection (B) of this definition; or

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      (B) Consummation of a reorganization, merger or consolidation or sale, lease or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (I) the Persons who had Beneficial Ownership, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination have Beneficially Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting or surviving from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (II) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) has Beneficially Ownership, directly or indirectly, of 50% or more of, respectively, the then outstanding common shares of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed in respect of the Company prior to such Business Combination and (III) at least a majority of the members of the board of directors or similar body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

      (C) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board of Directors, for purposes of determining a Participant's rights under the Plan, no Change of Control shall be deemed to have occurred if (x) the Participant is a member of a group that first announces a proposal which, if successful, would result in a Change of Control and which proposal (including any modifications thereof) is ultimately successful, or (y) such Participant acquires a two percent (2%) or more equity interest in the entity


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          which ultimately acquires the Company pursuant to the transaction described in (x).

          For purposes of this definition, "Person" means an individual, partnership, joint venture corporation, trust, unincorporated organization, government (or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) or any other entity, and "Beneficial Ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

          "COMMITTEE" means the Board of Directors or such committee as may be appointed by the Board of Directors for purposes of this Plan; provided that, upon a Change of Control, Committee means the Committee as constituted immediately prior to the Change of Control with such changes in the membership thereof as may be approved from time to time following the Change of Control by a majority of the members of such Committee as constituted at the applicable time; and provided further that the Company shall have no right to appoint members to or remove members from the Committee following, or otherwise in connection with, a Change of Control.

          "COMPANY" means the Autoweb.com, Inc. and its successors and shall include any wholly owned subsidiaries of the Company, except where the context indicates otherwise.

          "DATE OF TERMINATION" means the date of actual receipt of a Notice of Termination, or if later, the date specified therein.

          "DISABILITY" means disability under the Company's long-term disability plan applicable to the Participant as in effect from time to time or, in the absence of such a plan, the Participant's inability to render, for a period of six consecutive months, services hereunder by reason of permanent disability, as determined by the written medical opinion of an independent medical physician mutually acceptable to the Participant and the Company. If the Participant and the Company cannot agree as to such an independent medical physician, each shall appoint one medical physician and those two physicians shall appoint a third physician who shall make such determination.

          "EMPLOYEE" means an employee of the Company.

          "GOOD REASON" means and shall be deemed to exist if, upon or following a Change of Control and without the prior express written consent of the Participant, (i) the Participant suffers a reduction in duties, responsibilities or effective authority associated with his title and position or is assigned any duties or responsibilities inconsistent in any material respect therewith; (ii) the


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      Participant's compensation or benefits is decreased; or (iii) the
      Participant's office is relocated to a location more than fifty (50) miles from its location as of the Change of Control. Any good faith determination of Good Reason made by the Participant shall be conclusive. The determination of the amount of any compensation and benefits or other payments to be paid or provided to or in respect of the Participant hereunder shall be determined without regard to any reduction therein constituting Good Reason.

      "INCENTIVE COMPENSATION" means the Company bonuses paid quarterly based upon company and individual performance. Incentive Compensation does not include commissions for purposes of this Plan. Incentive Compensation shall not exceed thirty-five percent (35%) of the Participant's Base Salary.

      "NOTICE OF TERMINATION" means Notice of Termination as defined in Section 4.4.

      "OFFER LETTER OF EMPLOYMENT" means the original offer of employment letter sent to the Employee setting out the terms and conditions of his or her employment.

      "PARTICIPANT" means an Employee designated from time to time by the Committee to participate in the Plan.

     "SEVERANCE MULTIPLE" means the multiple [from .25 to 1.0] established by the Committee as the Participant's Severance Multiple from purposes of the Plan.

      "VESTED ACCELERATION PERCENTAGE" means the percentage established by the Committee as the Participant's Vested Acceleration Percentage for purposes of the Plan.

SECTION 3: PARTICIPATION

      Participants shall be selected by the Committee from among those Employees who, in the opinion of the Committee, are in a position to make significant contributions to the success of the Company. The Company shall advise each Identified Employee of the option to participate in the Plan by a letter setting forth (i) the benefits to which the Participant may become entitled under the Plan, (ii) the Participant's Severance Multiple and Vesting Acceleration Percentage and (iii) such other terms, provisions and conditions not inconsistent with the Plan as shall be determined by the Committee. A Participant shall cease to be a Participant in the Plan upon the earlier of (i) termination of employment with the Company; provided that a Participant who terminates employment prior to termination of the Plan shall remain a Participant until


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        receipt of all the payments, if any, to which the Participant is entitled under the terms hereof, and (ii) termination of the Plan. Participation in the Plan is voluntary and shall have no effect on the terms and conditions of Participants original Offer Letter of Employment unless there is a Change of Control as defined under this Plan.

SECTION 4: BENEFITS

        4.1     TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON.

                If, within one year following a Change of Control, the Company terminates the Participant's employment without Cause, other than due to death or Disability, or if the Participant effects a termination for Good Reason, any vesting, service or performance requirements under any outstanding stock option or restricted stock awards or any other equity-based awards shall be deemed fully satisfied as of the Date of Termination.

                In addition, the Participant shall be paid a cash lump sum within thirty (30) days of the Date of Termination equal to the aggregate of:

                        (A) Any unpaid Base Salary through the Date of Termination;

                        (B) An amount equal to the product of the annual incentive paid or payable to the Participant under the Company's annual incentive plan for the most recently completed fiscal year, including any portion thereof which has been earned but deferred, and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365;

                        (C) Any amount equal to the product of the Participant's Severance Multiple and the Participant's Base Salary; and

                        (D) Any accrued vacation pay and reimbursement for expenses incurred but not paid prior to such Date of Termination.

        4.2 VESTING OF EQUITY-BASED AWARDS. Any vesting, service or performance requirements under any outstanding stock option or restricted stock awards or any other equity-based awards shall be deemed satisfied as of the Change of Control to the extent of the Participant's Vesting Acceleration Percentage.



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        4.3     DEEMED DATE OF TERMINATION. Anything in this Plan to the
                contrary notwithstanding, if a Change of Control occurs, and if the Participant's employment with the Company is terminated by the Company prior to the date on which the Change of Control occurs, and it is reasonably demonstrated by the Participant that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (II) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Plan, the Participant's Date of Termination shall be deemed to have occurred following such Change of Control.

        4.4     NOTICE OF TERMINATION.

                Any termination of the Participant's employment with the Company (other than due to death) following a Change of Control shall be communicated by a notice of termination to the Participant or to the Company, as the case may be, given in accordance with this Plan (the "Notice of Termination"). The Notice of Termination shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment and, if the Date of Termination is other than the date of actual receipt of such notice, specify the date on which the Participant's employment is to be terminated (which date shall not be earlier than the date on which such notice is actually received).

SECTION 5. ENFORCEMENT OF AGREEMENT; DEFENSE OF ACTIONS.

                If the Participant determines that it is necessary or desirable for him to retain legal counsel or incur other costs and expenses in connection with either enforcing part or all of his rights under this Plan or defending against any allegations by the Company of breach of this Plan by him, the Participant shall be entitled to recover from the Company, as incurred by him, reasonably attorneys' fees, costs and expenses in connection with such enforcement or defense plus in each case interest on any delayed payment at the Applicable Federal Rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended. The Company shall make such payments to the Participant promptly following submission to the Company of appropriate documentation evidencing the incurrence of such attorney's fees, costs, and expenses. The Participant's rights to payments under this Section shall not be affected by the final outcome of any dispute with the Company; provided however, that to the extent that the court shall determine that under the circumstances recovery



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                by the Participant of all or a part of any such fees and costs and expenses would be unjust or inappropriate, the Participant shall not be entitled to such recovery.

SECTION 6: ADMINISTRATION

        6.1 IN GENERAL. The Committee will have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

        6.2 DETERMINATIONS. The actions and determinations of the Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any Awards will be final and conclusive.

        6.3 APPOINTMENT OF EXPERTS. The Committee may appoint such accountants, counsel, and other experts, as it deems necessary or desirable in connection with the administration of the Plan.

        6.4 DELEGATION. The Committee may delegate to Employees the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes.

        6.5 BOOKS AND RECORDS. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of accounts, records and other data as shall be necessary for the proper administration of the Plan.

        6.6 PAYMENT OF EXPENSES. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional and expert fees.

        6.7 CLAIMS PROCEDURE. The Committee shall establish claims procedures for Plan benefits. Such Claims procedures as a minimum shall consist of the following:

                (i) The Committee or its delegates shall notify Participants of their right to claim benefits under the claims procedures, shall make forms available for filing of such claims, and


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                        shall provide the name of the person or persons with
                        whom such claims should be filed.

                (ii) The Committee or its delegates shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the date of the claim, unless special circumstances require an extension of time for processing the claim. If an extension is required, notice of the extension shall be furnished to the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date. The extensions shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the preceding three sentences. Every claim for benefits which is denied shall be denied by written notice setting forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial, a specific reference to any provisions of the Plan on which denial is based, a description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and an explanation of the procedure for further review of the denial of the claim under this Plan.

                (iii) The Committee shall establish a procedure for review of claim denials, such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review with the claimant or the claimant's duly authorized representative having 60 days after receipt of denial of the claim to request such review, having the right to review all pertinent documents and having the right to submit issues and comments in writing.

                (iv) The Committee shall establish a procedure for issuance of a decision by it not later that 60 days after receipt of a request for a review of a claim denial by a claimant unless special circumstances exist, such as the need to hold a hearing or require a longer period of time, in which case a decision shall be rendered as soon as possible but not later that 120 days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include

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                specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Plan on which the decision is based.

SECTION 7: MISCELLANEOUS

        7.1 NONASSIGNABILITY. A Participant's rights under this Plan shall not be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by laws of descent and distribution.

        7.2 WITHHOLDING TAXES. Whenever payments under the Plan are to be made, the Company shall withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

        7.3 AMENDMENT OR TERMINATION OF THE PLAN. The Plan may be amended or terminated by the Board of Directors in any respect provided that no such action shall be taken, or if taken shall be effective, on or after a Change of Control, that would impair the rights of a Participant without such Participant's consent; and provided further that, prior to a Change of Control, no amendment that would impair the rights of a Participant shall be effective if it is reasonably demonstrated by the Participant that such amendment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control.

        7.4 OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

        7.5 PAYMENTS TO OTHER PERSONS. If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under the Plan.

        7.6 UNFUNDED PLAN. Nothing in this Plan will require the Company to purchase assets or place assets in a trust or other entity to which contributions are made or otherwise to segregate any assets for the purpose of satisfying any obligations under the Plan. Participants will have no rights under the Plan other than as unsecured general creditors of the Company.


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        7.7     LIMITS OF LIABILITY. Neither the Company nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken or not taken in good faith under the Plan.

        7.8 NO RIGHT OF EMPLOYMENT. Nothing in this Plan will be construed as creating any contract of employment or conferring upon any Employee or Participant any right to continue in the employ or other service of the Company or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without Cause.

        7.9 SECTION HEADINGS. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

        7.10 INVALIDITY. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision shall be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part thereof.

        7.11 APPLICABLE LAW. The Plan will be governed by the laws of the State of California, as determined without regard to the conflict of law principles thereof.

        7.12 EFFECTIVE DATE. The Plan shall be effective as of December 1, 2000 (the "Effective Date"), and shall continue in effect for the term of three years; provided that, in the event of a Change of Control during such period, the term of the Plan shall automatically be extended until all amounts to which Participants are or may become entitled hereunder have been paid.